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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Form S-4 of our report dated March 28, 2003 relating to the audited financial statements of Assure Energy, Inc. and Subsidiaries as of and for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" which is part of the Registration Statement.


/s/ Rogoff & Company, P.C.

New York, NY


July 21, 2003